UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2013

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 31, 2013, Brightcove Inc. (the “Company”) issued a press release announcing certain financial and other information for the quarter and year ended December 31, 2012. The full text of the press release and the related attachments are furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

The Board of Directors (the “Board”) of the Company has appointed David Mendels as Chief Executive Officer of the Company, such appointment to be effective as of March 31, 2013.

Mr. Mendels, age 46, has served as the Company’s President and Chief Operating Officer since 2010 and has served as one of the Company’s directors since 2009. Prior to joining the Company, Mr. Mendels served as Senior Vice President and General Manager at Adobe Systems Incorporated, a software company, from December 2005 to August 2008. He joined Adobe when it acquired Macromedia, where he was a member of the executive team and Executive Vice President and General Manager. Mr. Mendels joined Macromedia in 1992 and served in many roles, including leading Japan sales and establishing Macromedia K.K. in the 1990s, leading Worldwide Marketing, and as General Manager of Macromedia’s web publishing business unit. Mr. Mendels holds a B.A. in East Asian Studies from Wesleyan University and an M.A. in Japanese from the University of California at Berkeley. Mr. Mendels was selected to serve on the Company’s Board due to his extensive background in the Internet and software industries.

There are no family relationships between Mr. Mendels and any director or executive officer of the Company, and Mr. Mendels has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Chief Executive Officer

Mr. Mendels will succeed Jeremy Allaire, who has resigned from his position as Chief Executive Officer effective as of March 31, 2013. Mr. Allaire will continue to serve as Chairman of the Company’s Board until March 31, 2013, at which time he will become the Board’s Executive Chairman.

Resignation of Director; Appointment of Nominating and Corporate Governance Committee Chair

On January 30, 2013, James Breyer resigned from the Company’s Board and as the Chair of the Company’s Nominating and Corporate Governance Committee. Mr. Breyer’s resignation was not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

David Orfao, a member of the Company’s Nominating and Corporate Governance Committee, will succeed Mr. Breyer as Chair of the Company’s Nominating and Corporate Governance Committee.

Item 7.01.	Regulation FD Disclosure.

On January 31, 2013, the Company issued a press release announcing certain changes to the Company’s executive leadership and Board. The full text of the press release and the related attachments are furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Brightcove Inc. dated January 31, 2013, including attachments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013	Brightcove Inc.

	By:	/s/ Christopher Menard
Christopher Menard
Chief Financial Officer

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